UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2025

NovaBay Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33678	68-0454536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608

(Address of principal executive offices and zip code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2025, in connection with his entry into the Securities Purchase Agreement (as defined in Item 8.01 below), David Lazar tendered his resignation as Chief Executive Officer and a director of NovaBay Pharmaceuticals, Inc. (the “Company”), to be effective upon the release of the Escrow Funds from the Escrow Agent (each as defined in the Securities Purchase Agreement) to Mr. Lazar pursuant to the Securities Purchase Agreement.

Item 8.01	Other Events.

As previously disclosed in the Company’s definitive proxy statement relating to its 2025 Annual Meeting of stockholders (the “Proxy Statement”), the Securities Purchase Agreement dated as of August 19, 2025 between the Company and Mr. Lazar provided for the ability of Mr. Lazar to assign, transfer and/or sell his shares of Series D Preferred Stock, Series E Preferred Stock, the Conversion Shares (each as defined in the Proxy Statement) and/or his right acquire such securities. On October 9, 2025, David Lazar (the “Seller”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with R01 Fund LP (“R01”) and Framework Ventures IV L.P. (“Framework” and, together with R01, the “Purchasers”) to effect such transfer. Pursuant to the Securities Purchase Agreement, the Seller agreed to assign to the Purchasers all of the Seller’s right, title and interest in (i) 441,325 shares of Series D Non-Voting Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series D Preferred Stock”) and (ii) the rights and obligations to purchase 268,750 shares of Series E Non-Voting Convertible Preferred Stock, $0.01 par value per share of the Company (the “Series E Rights” and, together with the Series D Preferred Stock, the “Transferred Stock” and the transactions contemplated by the Securities Purchase Agreement, the “Purchase”), each of which were purchased from the Company by the Seller pursuant to that certain Securities Purchase Agreement, dated as of August 19, 2025, by and between the Seller and the Company (the “August Agreement”). The Purchase is subject to, among certain customary closing conditions, the approval by the stockholders of the Company of the proposals 5 and 9, each as set forth in the Proxy Statement, at the Company’s 2025 Annual Meeting of stockholders to be held on October 16, 2025. In connection with the Securities Purchase Agreement, the Company agreed to perform its covenants and obligations pursuant to the August Agreement for the benefit of the Purchasers.

As a consequence of the Purchase, the Purchasers are expected to collectively beneficially own approximately 90% of the outstanding common stock upon approval of the Investment Transaction and Related Transactions and completion of the First Closing and Final Closing, each as defined in the Proxy Statement.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 9, 2025	NovaBay Pharmaceuticals, Inc.

	By:	/s/ Tommy Law
		Name:	Tommy Law
		Title:	Chief Financial Officer

2